                                                                     Exhibit 8.1

[LOGO] STINSON MORRISON HECKER LLP
1201 Walnut Suite 2800
Kansas City, MO 64106-2150
Tel (816) 842-8600
Fax (816) 691-3495
www.stinsonmoheck.com

September 23, 2002

Inergy, L.P.
Two Brush Creek Boulevard, Suite 200
Kansas City, Missouri 64112

         Re:      Inergy, L.P.; Registration Statement on Form S-3

Ladies and Gentlemen:

     We acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of 42,575 common units (the "Common Units") representing limited partner interests in the Partnership to be offered and sold by certain offering unitholders pursuant to the Partnership's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about September 23, 2002.

     We prepared the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings given to them in the Registration Statement. All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

     We are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided accurately describes such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partners, included in such discussion, as to which we express no opinion).

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                            Very truly yours,


                                            /s/ Stinson Morrison Hecker LLP


                                            STINSON MORRISON HECKER LLP